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                                                                 Exhibit 23.1

(NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO)



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference to our reserve audit letters dated January 31, February 3, and February 4, 2003, each of which is included in the Prospectus of The Williams Companies for the registration of debt securities. We also consent to the reference to us under the heading of "Experts" in such Prospectus.


                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                          By: /s/ DAN PAUL SMITH
                                              ----------------------------------
                                              Dan Paul Smith
                                              Senior Vice President


Dallas, Texas
May 30, 2003